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                                                                  Exhibit 99.(i)


                            ACTION BY SHAREHOLDERS OF
                          AMERICAN CLASSIC VOYAGES CO.

         The undersigned shareholders, owning beneficially and of record in the aggregate 7,405,747 shares or 51.8% of the outstanding shares of the Common Stock of American Classic Voyages Co., a Delaware corporation (the "Corporation"), hereby adopt, by this unanimous written consent (which may be executed in counterparts), in accordance with Section 228 of the General Corporation Law of the State of Delaware, the following resolutions, with the same force and effect as if they had been unanimously adopted at a duly convened meeting of the shareholders of the Corporation, as of the date consent to the following actions by the shareholders of Directors of the Corporation:

         WHEREAS, the Board of Directors of the Corporation has approved a resolution amending the Corporation's Amended and Restated Certificate of Incorporation to provide that the maximum number of shares of capital stock which the Corporation is authorized to have outstanding at any time is 45,000,000 shares of which 40,000,000 shall be Common Stock and 5,000,000 of which shall be Preferred Stock;

         WHEREAS, the Board of Directors of the Corporation directed that said amendment be submitted to the undersigned for approval;

         RESOLVED, that Article FOURTH of the Corporation's Amended and Restated Certificate of Incorporation shall be amended and restated in its entirety to read as follows:

         "FOURTH: The maximum number of shares of capital stock which the Corporation is authorized to issue or to have outstanding at any time shall be 45,000,000 shares of which 40,000,000 shall be Common Stock of $.01 (one cent) par value, and 5,000,000 shall be Preferred Stock of $.01 (one cent) par value. The Preferred Stock may be issued from time to time in one or more series, upon resolution or resolutions providing for such series adopted by the Board of Directors, with such distinctive designations as shall be stated in such resolution or resolutions. The resolution or resolutions providing
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         for the issue of shares of a particular series shall fix, subject to the applicable laws and provisions of this Article FOURTH, the designation, rights, preferences and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination of the following:

         (a) The number of shares constituting such series, including the authority to increase or decrease such number, and the distinctive designation of such series;

         (b) The dividend rate of the shares of such series, whether the dividends shall be cumulative and, if so, the date from which they shall be cumulative, and the relative rights of priority, if any, of payment of dividends on shares of such series;

         (c) The right, if any, of the Corporation to redeem shares of such series and the terms and conditions of such redemption including the redemption price;

         (d) The rights of shares in case of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series;

         (e) The voting rights, if any, for such series and the terms and conditions under which such voting rights may be exercised;

         (f) The obligation, if any, of the Corporation to retire shares of such series pursuant to a retirement or sinking fund or fund of a similar nature and the terms and conditions of such obligation;

         (g) The terms and conditions, if any, upon which shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes or of any other series of preferred stock, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

         (h) Any other rights, preferences or limitations of the shares of such series as may be permitted by law."
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         FURTHER RESOLVED, that the officers of the Corporation are hereby authorized and directed to (i) file with the Secretary of State of the State of Delaware a Certificate of Amendment to the Corporation's Certificate as soon as practicable on or after, but in no event before, 20 calendar days following the mailing of the Information Statement, and (ii) provide prompt notice to the Corporation's shareholders of the taking of corporate action described herein;

         RESOLVED, that the officers of the Corporation are hereby authorized and directed to do and perform, or cause to be done or performed, all such acts, deeds and things and to make, execute and deliver, or cause to be made, executed or delivered, all such documents, instruments or certificates in the name of, for and on behalf of the Corporation or otherwise as he or she may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions and to comply with all applicable laws and rules in connection therewith.

         This Written Consent may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which when taken together will constitute but one and the same instrument.
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         IN WITNESS WHEREOF, the undersigned have executed this Action as of the
22 day of February, 1999.

EGI HOLDINGS, INC., an Illinois corporation

  (3,641,873 shares)

By: /s/ SHELI Z. ROSENBERG
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Name:  Sheli Z. Rosenberg
Its:  Vice President

EGIL INVESTMENTS, INC., an Illinois corporation

  (3,641,874 shares)

By: /s/ MARK SLEZAK
   ----------------------------------
Name:  Mark Slezak
Its:  Vice President

SAMSTOCK, L.L.C., a Delaware limited liability company
  (52,500 shares)

By: /s/ SHELI Z. ROSENBERG
   ----------------------------------
Name:  Sheli Z. Rosenberg
Its:  Vice President

ANDA PARTNERSHIP, an Illinois general partnership

   (52,500 shares)

         By:  Ann Only Trust, a general partner

         By:   /s/ MARK SLEZAK
            ------------------------------------
         Name:  Mark Slezak
         Its:  Trustee

         By:  Ann and Descendants Trust, a general partner

         By:   /s/ MARK SLEZAK
            ------------------------------------
         Name:  Mark Slezak
         Its:  Trustee

ANN LURIE REVOCABLE TRUST

  (17,000 shares)

By: /s/ ANN LURIE
   -------------------------------
Name:  Ann Lurie
Its:  Trustee